UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

NF ENERGY SAVING
CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District
Shenyang, P.R. China	110015
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of NF Energy Saving Corporation (the “Company”) was held on December 9, 2015.

The Company’s stockholders voted on two proposals as follows: to elect Company directors for the ensuing year (Proposal 1); and to ratify the selection by the Audit Committee of the Company’s Board of Directors of HKCMCPA Company Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2).

All nominees for election to the Board as Directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders approved Proposal 2. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Gang Li	3,520,827	2,310	1,228,884
Lihua Wang	3,520,827	2,310	1,228,884
Mia Kuang Ching	3,520,567	2,570	1,228,884
Jianxin (Jason) Wang	3,520,467	2,670	1,228,884
Zhuting Liu	3,520,387	2,750	1,228,884

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	4,729,360	110	22,551	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION
Date: December 10, 2015	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer